UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2004

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 South Texas Street
Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (903) 855-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On October 29, 2004, Pilgrim's Pride Corporation entered into an amendment to its note purchase agreement with John Hancock Life Insurance Company, ING Capital LLC and the other parties named therein. Pursuant to the amendment, Pilgrim's Pride Corporation converted a term note payable, in the original principal balance of $20 million, to an $18 million revolving commitment. The revolving commitment will be reduced by $1 million annually on each August 15, commencing August 15, 2006, until the maturity date for the revolving facility of December 15, 2010. The conversion of the term note to a revolving commitment described above does not affect the other term loans currently outstanding under the note purchase agreement. The foregoing is qualified in its entirety by reference to the First Amendment to Fourth Amended and Restated Note Purchase Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits

Exhibit
Number    Description
10.1    First Amendment to Fourth Amended and Restated Note Purchase Agreement dated November 18, 2003, by and among Pilgrim's Pride Corporation, John Hancock Life Insurance Company, ING Capital LLC and the other parties named therein dated as of October 29, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date: November 4, 2004    By: /s/ Richard A. Cogdill
Richard A. Cogdill
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Exhibit Index

Exhibit
Number    Description

10.1    First Amendment to Fourth Amended and Restated Note Purchase Agreement dated November 18, 2003, by and among Pilgrim's Pride Corporation, John Hancock Life Insurance Company, ING Capital LLC and the other parties named therein dated as of October 29, 2004.